UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                 SIX FLAGS, INC.
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                (Name of Registrant as Specified In Its Charter)


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
                                                                          NEWS
SIX FLAGS
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FOR:          SIX FLAGS, INC.
CONTACT:      James F. Dannhauser, Chief Financial Officer
              122 East 42nd Street
              New York, NY 10168
              (212) 599-4693

              Joele Frank, Wilkinson Brimmer Katcher
              Dan Katcher / Jeremy Jacobs
              (212) 355-4449

                                                         FOR IMMEDIATE RELEASE

        SIX FLAGS SAYS SNYDER'S CHANGING TACTICS STILL DESIGNED TO CHILL
          THE SALE PROCESS; URGES STOCKHOLDERS TO ALLOW THE PROCESS TO
                            PROCEED TO ITS CONCLUSION

NEW YORK, November 14, 2005 - Six Flags, Inc. (NYSE: PKS) today issued the following open letter to stockholders:

         Dear Fellow Stockholder:

                  Having recognized that his earlier arguments have been unsuccessful in his campaign to rush Six Flags stockholders to judgment, Dan Snyder has changed his tactics. He now tells you that he would "welcome a sale of Six Flags at the right price." But the record of Snyder's words and actions makes it perfectly obvious to us that the last thing he wants to see is the sale of Six Flags, no matter how attractive the price. Instead, from the beginning, Snyder has been singularly focused on taking effective control of this Company - without paying stockholders a fair price for all their shares. His latest letter to Six Flag stockholders, in our view, amply demonstrates this.

            o Snyder criticizes management because "they won't tell you who is bidding or for how much." Under the guise of transparency, Snyder promises stockholders that "As members of the Board . . . [i]f the bid range currently under consideration is at unrealistic and unacceptable prices, we will not hesitate to inform our fellow shareholders. If the price ranges are satisfactory, we will not hesitate to inform our fellow shareholders." In other words, Snyder's plan, if elected as a director, would be to disclose unilaterally material non-public information about the bids with full knowledge that this could chill the sale process.


                                   -- more --

                                     -- 2 --

            o While Snyder tries to create the impression of intrigue by referring to a "secret sale process," he knows that we have structured a confidential sale process designed to yield maximum value. If Snyder were to disclose prematurely that the bid range was "satisfactory," he would likely discourage buyers from increasing their bids. If, on the other hand, he were to disclose that - in his opinion and based on his clear agenda to assume effective control of the Company without paying for it - the bid range is not "at the right price," bidders could easily be discouraged from continuing to participate in the process, particularly since they could expect their bid to be opposed by three of the Company's directors.

            o Snyder is telling stockholders that "We will not derail or disrupt the sales process," in the same breath he proposes to take actions that would undermine the auction. Snyder can't have it both ways.

            o We believe Snyder is afraid that the stockholders will see the results of a sale process that has attracted a number of bidders who are willing to pay stockholders for the right to control Six Flags.

            o The reality, in our view, is that Snyder wants to run Six Flags. His "support" for letting the sale process produce credible results is simply NOT CREDIBLE. One needs only to read his latest effort to disparage our board and management to see this with crystal clarity. Ask yourself whether Snyder would find any sale price credible, given the many objections and predispositions he has already laced throughout his most recent letter.

            o Snyder's closing plea tells it all. "With your support, we can be on the right side . . ., using our talents to make Six Flags the premier entertainment company we know it can be." Could there be any clearer message? Snyder's judgment about the sale alternative has been predetermined. It rests on what he clearly wants -- to run Six Flags -- and on what he says he "knows" about Six Flags' standalone future -- despite what he knows being based on his and his team's true lack of experience in the theme park business, and the demonstrable deficiencies and risks we have already publicly identified in his questionable game plan for improving Six Flags.

            o Snyder's accusation in his letter that management is engaged in delay tactics is a COMPLETE RED HERRING. As he should know, sale processes designed to maximize value don't happen overnight. Ours is no exception, and we certainly are mindful of the importance of moving expeditiously.



                                   -- more --

                                     -- 3 --


            o As we have already pointed out, despite Snyder's effort in his letter and subsequent public statements to threaten you with losing your ability to act by consent because of some suggestion that there is an imminent deadline, THERE IS NO IMMINENT DEADLINE. More importantly, we want to be clear -- in the end, Snyder DOES control the deadline of his consent process. If he simply terminates the current consent solicitation, requests a new record date (which we would promptly set) and commences a new solicitation, the deadline for consents in all likelihood would be in mid to late January. This would permit the expected timetable for the pending Six Flags sale process to produce, before the consent deadline, a transaction capable of being evaluated and, if acceptable, recommended to stockholders. What is Snyder's excuse now for setting a false deadline?


                  We urge stockholders to allow the sale process to proceed to its conclusion; we remain confident that we will be able to present an attractive transaction for your consideration next month. Protect the value of your investment by helping insure that the sale process can proceed unimpeded. First, do not sign Red Zone's white consent card. Second, if you have previously signed a white consent card, you may revoke that consent by simply signing, dating and mailing the BLUE Consent Revocation Card previously sent to you. Finally, if you have not signed Red Zone's consent card, you can show your support for your board by signing, dating and mailing the BLUE Consent Revocation Card. Regardless of the number of shares you own, your revocation of consent is important. Please act today.

                  Thank you for your continued support.


                                          Very truly yours,

                                          /s/ Kieran E. Burke

                                          Kieran E. Burke,
                                          Chairman and Chief Executive Officer
                                          Six Flags, Inc.



Six Flags, Inc. is the world's largest regional theme park company.

Forward Looking Statements:

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, the costs of reviewing and responding to the unsolicited offer and consent solicitation, and other impacts of the proposed offer on Six Flags' operations. Although Six Flags believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including factors impacting attendance, such as local conditions, events, disturbances and terrorist activities, risks of accidents occurring at Six Flags' parks, adverse weather conditions, general economic conditions (including consumer spending patterns), competition, pending, threatened or future legal proceedings and other factors could cause actual results to differ materially from Six Flags' expectations. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Business - Risk Factors" in Six Flags' Annual Report on Form 10-K for the year ended December 31, 2004, which is available free of charge on Six Flags' website at www.sixflags.com

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